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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Trenwick Group Inc. on Form S-4 of our report related to the consolidated financial statements of Chartwell Re Corporation dated February 2, 1999, appearing in the Annual Report on Form 10-K of Chartwell Re Corporation for the year ended December 31, 1998 and incorporated by reference in this Registration Statement and to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Parsippany, New Jersey
September 7, 1999